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                                                                   Exhibit 10.14
                                SUPPORT AGREEMENT


MEMORANDUM OF AGREEMENT dated for reference the 28th day of March, 2001.

BETWEEN:

                  ICHOR CORPORATION, a corporation organized under the laws of the State of Delaware in the United States

                  (hereinafter referred to as "PARENTCO")

AND:

                  6543 LUXEMMOURG S.A., a corporation organized under the laws of Luxembourg

                  (hereinafter referred to as "LUXCO")

WHEREAS in connection with a share exchange agreement (the "SHARE EXCHANGE AGREEMENT") dated for reference December 13, 2000 between ParentCo and certain shareholders of Hippocampe SA., ParentCo agreed to execute and deliver and cause LuxCo to execute and deliver a support agreement substantially in the form of this Agreement which contemplates that ParentCo will cause LuxCo to issue LuxCo Exchangeable Preferred Shares to certain holders of securities of Hippocampe SA. contemplated by the Share Exchange Agreement;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:


                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1      DEFINED TERMS

Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in a shareholder agreement (the "SHAREHOLDER AGREEMENT") dated for reference March 28, 2001 among ParentCo, LuxCo and certain holders of LuxCo Exchangeable Preferred Shares, unless the context requires otherwise.

1.2      INTERPRETATION NOT AFFECTED BY HEADINGS

The division of this agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3      NUMBER, GENDER

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4      DATE FOR ANY ACTION

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If any date on which any action is required to be taken under this agreement is not a business day, such action shall be required to be taken on the next succeeding business day.


                                    ARTICLE 2
                         COVENANTS OF PARENTCO AND LUXCO

2.1      COVENANTS REGARDING LUXCO EXCHANGEABLE PREFERRED SHARES

So long as any LuxCo Exchangeable Preferred Shares not owned by ParentCo or its Affiliates are outstanding, ParentCo will:

(a)      not declare or pay any dividend on the ParentCo Common Shares unless:
         (i) LuxCo shall simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Shareholder Agreement) on the LuxCo Exchangeable Preferred Shares; and (ii) LuxCo shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such dividend on the LuxCo Exchangeable Preferred Shares;

(b) advise LuxCo sufficiently in advance of the declaration by ParentCo of any dividend on ParentCo Common Shares and take all such other actions as are reasonably necessary, in cooperation with LuxCo, to ensure that the respective declaration date, record date and payment date for a dividend on the LuxCo Exchangeable Preferred Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the ParentCo Common Shares;

(c) ensure that the record date for any dividend declared on ParentCo Common Shares is not less than ten business days after the declaration date of such dividend; and

(d) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit LuxCo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding LuxCo Exchangeable Preferred Share (other than LuxCo Exchangeable Preferred Shares owned by ParentCo or its Affiliates) upon the liquidation, dissolution or winding-up of LuxCo, the delivery of a Retraction Request by a holder of LuxCo Exchangeable Preferred Shares or a redemption of LuxCo Exchangeable Preferred Shares by LuxCo, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit LuxCo to cause to be delivered ParentCo Common Shares to the holders of LuxCo Exchangeable Preferred Shares in accordance with the provisions of
         Article 6, 7, or 8, as the case may be, of the Shareholder Agreement.

2.2      SEGREGATION OF FUNDS

ParentCo will cause LuxCo to deposit a sufficient amount of funds in a separate account of LuxCo and segregate a sufficient amount of such other assets and property as is necessary to enable LuxCo to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 6, 7 or 8 of the Shareholder Agreement as applicable.

2.3      RESERVATION OF PARENTCO COMMON SHARES

ParentCo hereby represents, warrants and covenants in favor of LuxCo that, from and after the filing by ParentCo of a Certificate of Amendment to Certificate of Incorporation to increase the authorized number of ParentCo Common Shares from 30,000,000 to 80,000,000, ParentCo will reserve for issuance and will, at all times while any LuxCo Exchangeable Preferred Shares (other than LuxCo Exchangeable Preferred Shares held by ParentCo or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of ParentCo Common Shares (or other shares or securities into which ParentCo Common Shares may be reclassified or changed as contemplated by section 2.7 hereof): (i) as is equal to the sum of. (A) 1,066.44 multiplied by the number of LuxCo Exchangeable Preferred Shares issued and outstanding from time to time,

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subject to adjustment in accordance with section 2.7 hereof, and (B) 1,066.44 multiplied by the number of LuxCo Exchangeable Preferred Shares issuable upon the exercise of all rights to acquire LuxCo Exchangeable Preferred Shares outstanding from time to time, subject to adjustment in accordance with section
2.7 hereof; and (ii) as are now and may hereafter be required to enable and permit ParentCo to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which ParentCo may now or hereafter be required to issue ParentCo Common Shares and to enable and permit LuxCo to meet its respective obligations under the provisions attaching to the LuxCo Exchangeable Preferred Shares and under the Shareholder Agreement.

2.4      NOTIFICATION OF CERTAIN EVENTS

In order to assist ParentCo to comply with its obligations hereunder and to permit ParentCo to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, LuxCo will notify ParentCo of each of the following events at the time set forth below:

(a) in the event of any determination by the board of directors of LuxCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to LuxCo or to effect any other distribution of the assets of LuxCo among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b) promptly, upon the earlier of receipt by LuxCo of notice of and LuxCo otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of LuxCo or to effect any other distribution of the assets of LuxCo among its shareholders for the purpose of winding up its affairs;

(c)      immediately, upon receipt by LuxCo of a Retraction Request;

(d) on the same date on which notice of redemption is given to holders of LuxCo Exchangeable Preferred Shares, upon the determination of a Redemption Date in accordance with the Shareholder Agreement; and

(e) as soon as practicable upon the issuance by LuxCo of any LuxCo Exchangeable Preferred Shares or rights to acquire LuxCo Exchangeable Preferred Shares (other than the issuance of LuxCo Exchangeable Preferred Shares and rights to acquire LuxCo Exchangeable Preferred Shares in exchange for outstanding common shares of Hippocampe S.A. pursuant to the Share Exchange Agreement).

2.5      DELIVERY OF COMMON SHARES TO LUXCO

In furtherance of its obligations under sections 2.1(d) hereof, upon notice from LuxCo of any event that requires LuxCo to cause to be delivered ParentCo Common Shares to any holder of LuxCo Exchangeable Preferred Shares, ParentCo, shall forthwith issue and deliver or cause to be delivered to LuxCo the requisite number of ParentCo Common Shares to be received by, and issued to or to the order of, the former holder of the surrendered LuxCo Exchangeable Preferred Shares, as LuxCo shall direct. All such ParentCo Common Shares shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such ParentCo Common Share, LuxCo shall issue to ParentCo, or as ParentCo may direct, LuxCo Common Shares having equivalent value.

2.6      QUALIFICATION OF PARENTCO COMMON SHARES

If any ParentCo Common Shares (or other shares or securities into which ParentCo Common Shares may be reclassified or changed as contemplated by section 2.7 hereof) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfillment of any other legal requirement before such shares (or such other shares or securities) may be issued by ParentCo and delivered by ParentCo at the direction of LuxCo to the holder of surrendered LuxCo Exchangeable Preferred Shares, ParentCo, will in good faith

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expeditiously take all such actions and do all such things as are necessary or desirable to cause such ParentCo Common Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under applicable laws. ParentCo will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all ParentCo Common Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding ParentCo Common Shares (or such other shares or securities) have been listed by ParentCo and remain listed and are quoted or posted for trading at such time.

2.7      ECONOMIC EQUIVALENCE

So long as any LuxCo Exchangeable Preferred Shares not owned by ParentCo, or its Affiliates are outstanding:

(a) ParentCo will not without prior approval of LuxCo and the prior approval of the holders of the LuxCo Exchangeable Preferred Shares given in accordance with section 13.2 of the Shareholder Agreement:

         (i) issue or distribute ParentCo Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire ParentCo Common Shares) to the holders of all or substantially all of the then outstanding ParentCo Common Shares by way of stock dividend or other distribution, other than an issue of ParentCo Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire ParentCo Common Shares) to holders of ParentCo Common Shares who exercise an option to receive dividends in ParentCo Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire ParentCo Common Shares) in lieu of receiving cash dividends; or

         (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding ParentCo Common Shares entitling them to subscribe for or to purchase ParentCo Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire ParentCo Common Shares); or

         (iii) issue or distribute to the holders of all or substantially all of the then outstanding ParentCo Common Shares: (A) shares or securities of ParentCo of any class other than ParentCo Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire ParentCo Common Shares); (B) rights, options or warrants other than those referred to in section 2.7(a)(ii) above; (C) evidences of indebtedness of ParentCo; or (D) assets of ParentCo,

         unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the LuxCo Exchangeable Preferred Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by ParentCo in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Share Exchange Agreement,

(b) ParentCo will not without the prior approval of LuxCo and the prior approval of the holders of the LuxCo Exchangeable Preferred Shares given in accordance with section 13.2 of the Shareholder Agreement:

         (i) subdivide, redivide or change the then outstanding ParentCo Common Shares into a greater number of ParentCo Common Shares; or

         (ii) reduce, combine, consolidate or change the then outstanding ParentCo Common Shares into a lesser number of ParentCo Common Shares; or

         (iii) reclassify or otherwise change ParentCo Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting ParentCo Common Shares,

         unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the LuxCo Exchangeable Preferred Shares.

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(c)      ParentCo will ensure that the record date for any event referred to in section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five business days after the date on which such event is declared or announced by ParentCo (with contemporaneous notification thereof by ParentCo to LuxCo);

(d) The board of directors of LuxCo shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on ParentCo. in making each such determination, the following factors shall, without excluding other factors determined by the board of directors of LuxCo to be relevant, be considered by the board of directors of LuxCo:

         (i) in the case of any stock dividend or other distribution payable in ParentCo Common Shares, the number of such shares issued in proportion to the number of ParentCo Common Shares previously outstanding;

         (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase ParentCo Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire ParentCo Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a ParentCo Common Share;

         (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of ParentCo, of any class other than ParentCo Common Shares, any rights, options or warrants other than those referred to in section 2.7(d)(ii) above, any evidences of indebtedness of ParentCo or any assets of ParentCo), the relationship between the fair market value (as determined by the board of directors of LuxCo in the mariner above contemplated) of such property to be issued or distributed with respect to each outstanding ParentCo Common Share and the Current Market Price of a ParentCo Common Share;

         (iv) in the case of any subdivision, redivision or change of the then outstanding ParentCo Common Shares into a greater number of ParentCo Common Shares or the reduction, combination, consolidation or change of the then outstanding ParentCo Common Shares into a lesser number of ParentCo Common Shares or any amalgamation, merger, reorganization or other transaction affecting ParentCo Common Shares, the effect thereof upon the then outstanding ParentCo Common Shares; and

         (v) in all such cases, the general taxation consequences of the relevant event to holders of LuxCo Exchangeable Preferred Shares to the extent that such consequences may differ from the taxation consequences to holders of ParentCo Common Shares as a result of differences between taxation laws of Luxembourg and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of LuxCo Exchangeable Preferred Shares).

(e) LuxCo agrees that, to the extent required, upon due notice from ParentCo, LuxCo will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by LuxCo, or subdivisions, redivisions or changes are made to the LuxCo Exchangeable Preferred Shares, in order to implement the required economic equivalent with respect to the ParentCo Common Shares and the LuxCo Exchangeable Preferred Shares as provided for in this Section 2.7.

2.8      TENDER OFFERS

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to ParentCo Common Shares (an "OFFER") is proposed by ParentCo or is proposed to ParentCo or its shareholders and is recommended by the board of directors of ParentCo, or is otherwise effected or to be effected with the consent or approval of the board of directors of ParentCo, and the LuxCo Exchangeable Preferred Shares are not redeemed by LuxCo or purchased by ParentCo pursuant to the Redemption Call Right, ParentCo will use its reasonable efforts

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expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of LuxCo Exchangeable Preferred Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of ParentCo Common Shares, without discrimination. Without limiting the generality of the foregoing, ParentCo will use its reasonable efforts expeditiously and in good faith to ensure that holders of LuxCo Exchangeable Preferred Shares may participate in each such Offer without being required to retract LuxCo Exchangeable Preferred Shares as against LuxCo (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of LuxCo to redeem (or ParentCo to purchase pursuant to the Redemption Call Right) LuxCo Exchangeable Preferred Shares, as applicable, in the event of a ParentCo Control Transaction.

2.9      OWNERSHIP OF OUTSTANDING SHARES

Without the prior approval of LuxCo and the prior approval of the holders of the LuxCo Exchangeable Preferred Shares given in accordance with section 13.2 of the Shareholder Agreement, ParentCo covenants and agrees in favor of LuxCo that, as long as any outstanding LuxCo Exchangeable Preferred Shares are owned by any Person other than ParentCo or any of its Affiliates, ParentCo with be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of LuxCo.

2.10     PARENTCO AND AFFILIATES NOT TO VOTE LUXCO EXCHANGEABLE PREFERRED SHARES

ParentCo covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all LuxCo Exchangeable Preferred Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of LuxCo Exchangeable Preferred Shares in order to be counted as part of the quorum for each such meeting. ParentCo further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of LuxCo Exchangeable Preferred Shares from time to time pursuant to the Shareholder Agreement or pursuant to the provisions of any applicable corporate legislation in Delaware or Luxembourg, as applicable, with respect to any LuxCo Exchangeable Preferred Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of LuxCo Exchangeable Preferred Shares.


                                    ARTICLE 3
                               PARENTCO SUCCESSORS

3.1      CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

ParentCo shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a) such other Person or continuing corporation (the "PARENTCO SUCCESSOR") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the ParentCo Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such ParentCo Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of ParentCo under this Agreement; and

(b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

3.2      VESTING OF POWERS IN SUCCESSOR

Whenever the conditions of section 3.1 have been duly observed and performed, the parties, if required by section 3.1, shall execute and deliver the supplemental agreement provided for in section 3.1(a) and thereupon the ParentCo

Successor shall possess and from time to time may exercise each and every right and power of ParentCo under this Agreement in the name of ParentCo or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of ParentCo or any officers of ParentCo may be done and performed with like force and effect by the directors or officers of such ParentCo Successor.

3.3      WHOLLY-OWNED SUBSIDIARIES

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of ParentCo with or into ParentCo or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of ParentCo provided that all of the assets of such subsidiary are transferred to ParentCo or another wholly-owned direct or indirect subsidiary of ParentCo and any such transactions are expressly permitted by this Article 3.

                                    ARTICLE 4
                                     GENERAL

4.1      TERM

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no LuxCo Exchangeable Preferred Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire LuxCo Exchangeable Preferred Shares) are held by any Person other than ParentCo and any of its Affiliates.

4.2      CHANGES IN CAPITAL OF PARENTCO AND LUXCO

At all times after the occurrence of any event contemplated pursuant to sections
2.7 and 2.8 hereof or otherwise, as a result of which either ParentCo Common Shares or the LuxCo Exchangeable Preferred Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which ParentCo Common Shares or the LuxCo Exchangeable Preferred Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3      SEVERABILITY

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4      AMENDMENTS, MODIFICATIONS

This Agreement may not be amended or modified except by an agreement in writing executed by LuxCo and ParentCo and approved by the holders of the LuxCo Exchangeable Preferred Shares in accordance with section 13.2 of the Shareholder Agreement.

4.5      MINISTERIAL AMENDMENTS

Notwithstanding the provisions of section 4.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the LuxCo Exchangeable Preferred Shares, amend or modify this Agreement for the purposes of:

(a) adding to the covenants of any or all parties provided that the board of directors of each of LuxCo and ParentCo shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the LuxCo Exchangeable Preferred Shares;

(b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of LuxCo and ParentCo, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the LuxCo Exchangeable Preferred Shares; or

(c) making such changes or corrections which, on the advice of counsel to LuxCo and ParentCo, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of LuxCo and ParentCo shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the LuxCo Exchangeable Preferred Shares.

4.6      MEETING TO CONSIDER AMENDMENTS

LuxCo, at the request of ParentCo, shall call a meeting or meetings of the holders of the LuxCo Exchangeable Preferred Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of LuxCo, the Shareholder Agreement and all applicable laws.

4.7      AMENDMENTS ONLY IN WRITING

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.9      ENUREMENT

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.9      NOTICES TO PARTIES

All notices and other communications between the parties to this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

         (a)      if to LuxCo:

                  6543 Luxembourg S.A. 3,
                  Rue de la Chapelle
                  L-2419 Luxembourg
                  Attention:  Secretary
                  Telecopier No.:  (352) 45 45 51

         (b)          if to ParentCo:

                  ICHOR Corporation
                  17 Dame Street Dublin 2, Ireland

                  Attention:  Secretary
                  Telecopier No.: (3531)670 8938

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a business day in which case it shall be deemed to have been given and received upon the immediately following business day.

4.10     COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11     JURISDICTION

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware in the United States.

4.12     ATTORNMENT

Each of the parties hereto agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the State of Delaware in the United States, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ICHOR CORPORATION



By: /s/M. Eric Turcotte
   _________________________________
         Name: Mr. Eric Turcotte
         Title: CFO


6543 LUXEMBOURG S.A.


By: /s/ Charles Duro
   _________________________________
         Name: Charles Duro
         Title: Director